UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 31, 2008, the Company announced that the Board of Directors had unanimously elected Kevin M. Killips, age 53, as Controller and Chief Accounting Officer of the Company, effective immediately. Prior to Mr. Killips’ appointment, Roy Guthrie, the Company’s Chief Financial Officer, acted as principal accounting officer. In connection with Mr. Killip’s election as Controller and Chief Accounting Officer, he will be entitled to an annual salary of $350,000 and will be eligible to receive an annual performance-based bonus under the Company’s Omnibus Incentive Plan. In addition, subject to certain vesting provisions, Mr. Killips will receive a grant of $500,000 in Company Restricted Stock Units which vest in four equal annual installments on each of the first four anniversaries of the grant date. Unless otherwise provided in the restricted stock unit agreement, the restricted stock units may become fully vested before the end of the regular restriction period due to death, disability, retirement, workforce reduction or a change in control of the Company.

Prior to joining Discover, Mr. Killips was employed by LaSalle Bank where he worked for nearly ten years most recently serving as executive vice president, North American chief accounting officer and corporate controller. Mr. Killips has no family relationships with any director or executive officer of the Company. Since December 1, 2006, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which Mr. Killips had or is to have a direct or indirect material interest.

Item 8.01.	Other Events

On March 31, 2008, the Company issued a press release announcing that it has completed the sale of its Goldfish credit card business, based in the United Kingdom, to Barclays Bank PLC for approximately $70 million in cash. A copy of this press release is being filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: March 31, 2008.	By:	/s/ Simon Halfin
	Name:	Simon Halfin
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated March 31, 2008 concerning the election of Mr. Killips as the Company’s Controller and Chief Accounting Officer.

99.2	Press release of the Company dated March 31, 2008 concerning the completion of the sale of the Goldfish credit card business to Barclays Bank PLC.